Second Quarter 2019 Earnings Conference Call NYSE: CVA July 25, 2019

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: the risks and uncertainties affecting Covanta's business described in periodic securities filings by Covanta with the SEC. Important factors, risks, and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to: seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms; adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws; advances in technology; difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events; failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own; Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time; Covanta's ability to utilize net operating loss carryforwards; limits of insurance coverage; Covanta's ability to avoid defaults under its long-term contracts; performance of third parties under its contracts and such third parties' observance of laws and regulations; concentration of suppliers and customers; geographic concentration of facilities; increased competitiveness in the energy and waste industries; changes in foreign currency exchange rates; limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; the scalability of its business; restrictions in its certificate of incorporation and debt documents regarding strategic alternatives; failures of disclosure controls and procedures and internal controls over financial reporting; Covanta's and the joint ventures ability to attract and retain talented people; general economic conditions in the United States and abroad, including the availability of credit and debt financing; and other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2019 and future periods are as of July 25, 2019. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Discussion of Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in this release, are not intended as a substitute or as an alternative to net income or cash flow provided by operating activities as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition or divestiture candidates, and highlight trends in the overall business. Note: Throughout this presentation, certain amounts may not total due to rounding. 2 July 25, 2019

Q2 2019 Financial Summary (Unaudited) 2019 Guidance Range (in millions) Q2 2019 Q2 2018 Current (1) Initial Revenue $467 $454 Net loss $(21) $(31) Adjusted EBITDA $94 $103 $420 - $445 $440 - $465 Net cash provided by operating activities $50 $60 Free Cash Flow $21 $26 $120 - $145 $120 - $145 1) Guidance as of July 25, 2019. 3 July 25, 2019

Business and Strategic Highlights ü Executing on strategy and controlling what is controllable ◦ Q2 results in line with operational plan ◦ Full-year outlook for plant production and maintenance on track; Adjusted EBITDA guidance revised solely due to commodity prices ◦ Completed divestiture of Springfield and Pittsfield facilities ü Driving higher waste prices in a robust market environment ◦ EfW tip fee prices up over 5% in Q2 on same store basis; expect 4% full year growth ◦ EfW profiled waste revenue up over 8% excluding divestitures ◦ Renewed two major municipal tip fee contracts at prices reflective of current market conditions ü Increasing volume and value of recovered metals ◦ Continued growth in metal recovery ◦ Technology investments to drive improved non-ferrous realized prices in 2H ü Commodity price outlook softer, but stabilizing ◦ Ferrous prices lower due to industry de-stocking ◦ Energy prices lower on increasing natural gas production and moderate weather ü Advancing UK development projects 4 July 25, 2019

Financial Overview 5 July 25, 2019

Revenue: Q2 2019 vs. Q2 2018 (Unaudited) (1) (2) 1) Includes waste and service revenue, energy and metals volume, metals processing, and construction activity. 2) Energy price includes capacity payments. 6 July 25, 2019

Adjusted EBITDA: Q2 2019 vs. Q2 2018 (Unaudited) (1) (2) 1) Includes waste and service revenue, energy and metals volume, metals processing, plant operating costs, construction activity, insurance proceeds, and overhead. 2) Energy price includes capacity payments and RECs. 7 July 25, 2019

Free Cash Flow: Q2 2019 vs. Q2 2018 (Unaudited) (1) 1) Includes capital type expenditures at client owned facilities. 8 July 25, 2019

Growth Investment Outlook FY 2019 (Unaudited, in millions) YTD 2019 FY 2018 Outlook Organic growth investments (1) $4 $23 $15 New York City MTS contract 17 13 25 Total Ash Processing System 1 1 20 UK investments (2) 9 21 10 Acquisitions (2) 50 - Dublin facility construction - 22 - Total growth investments $29 $130 ~$70 Proceeds from asset sales (3) $26 $198 ~$45 Note: 2019 outlook for acquisitions, UK investments and proceeds from asset sales to be updated as transactions are completed. 1) Organic growth programs are focused primarily on growing waste, energy, and metal revenue generated by our existing assets. 2) Includes early site work for Rookery, Protos, Newhurst and investment and premium paid on Earls Gate. 3) Includes gross cash received for sales and premiums/development fees received for development projects. 9 July 25, 2019

Capitalization Summary (Face value; unaudited, in millions) 6/30/2019 12/31/2018 12/31/2017 Cash and Cash Equivalents $102 $58 $46 Corporate Debt: Secured $789 $671 $705 Unsecured 1,693 1,694 1,664 Total Corporate Debt $2,482 $2,365 $2,369 Project Debt 135 150 171 Total Debt $2,617 $2,515 $2,540 Net Debt (1) $2,512 $2,438 $2,469 Stockholders’ Equity $416 $487 $427 Credit Ratios: Consolidated Leverage Ratio (1) 6.0x 5.6x 6.4x Senior Credit Facility Leverage Ratio (2) 2.6x 2.2x 3.6x 1) Consolidated Leverage Ratio is equal to net debt, calculated as total principal amount of debt outstanding less cash and cash equivalents, debt service principal-related restricted funds ($1 million at June 30, 2019) and escrowed construction financing proceeds ($2 million at June 30, 2019) divided by Adjusted EBITDA, excluding Dublin project proportional Adjusted EBITDA but including dividends from the Dublin project. 2) Leverage ratio as calculated for senior credit facility covenant. Effectively represents leverage at Covanta Energy, LLC and subsidiaries and ratio is pro forma for acquisitions. 10 July 25, 2019

Appendix 11 July 25, 2019

Waste Update (Unaudited) • Client and new business activity (in millions, except price) Q2 2019 Q2 2018 2019E ▪ Renewed tip fee contracts with Boston and Philadelphia Waste & Service Revenue: until 2024 and 2025, respectively EfW Tip Fees $162 $156 $620 - $640 • Q2 2019 revenue drivers vs. Q2 2018: EfW Service Fees 116 100 460 - 470 ▪ Same store EfW tip fee revenue: Environmental Services 37 37 145 - 150 ◦ Price up $8 million (5%) Municipal Services 62 54 225 - 230 ◦ Volume down $3 million on planned maintenance Other 10 12 35 ◦ EfW profiled waste revenue grew over 8% (excluding divestitures) Intercompany (28) (27) (110) ▪ Other revenue growth drivers: Total $359 $333 $1,375 - $1,415 ◦ Service fees: Palm Beach EfW Tons: (1) ◦ Municipal services: Manhattan MTS ramp Tip Fee Contracted 2.3 2.3 8.7 - 8.8 Tip Fee Uncontracted 0.4 0.4 2.0 • Trends and outlook: ▪ Expect 2019 same store tip fee price growth of over 4% Service Fee 2.7 2.3 10.6 - 10.7 Total 5.4 5.1 21.3 - 21.5 EfW Tip Fee Revenue/Ton: Contracted $54.16 $51.52 Uncontracted $89.06 $84.05 Average Tip Fee $59.66 $56.68 $58 - $59 1) Excludes liquid waste. 12 July 25, 2019

Energy Update (Unaudited) • Q2 2019 revenue drivers vs. Q2 2018: (in millions, except price) Q2 2019 Q2 2018 2019E ▪ Same store energy revenue: Energy Revenue: ◦ Price down $3 million (4%) Energy Sales $58 $64 $265 - $275 ◦ Volume down $4 million (6%) due to timing of a major planned outage Capacity 12 13 40 Other (1) 2 - 10 • Trends and outlook: Total $72 $76 $315 - $325 ▪ Lowered outlook for market prices in 2019 MWh Sold: ▪ Hedge activity: Contracted 0.5 0.5 2.1 ◦ Entered 3-year, 250,000 MWh per year, wholesale load serving deal beginning mid-2019 Hedged (2) 0.7 0.8 3.0 ◦ 0.7 million MWh remain exposed in 2019 Market 0.4 0.3 1.3 - 1.4 ◦ 1.5 million MWh already hedged for 2020 Total 1.6 1.6 6.4 - 6.5 ▪ No meaningful contract transitions until 2024 Revenue per MWh: (3) Contracted $66.00 $64.81 ~$65 Hedged (2) $26.42 $25.99 ~$34 Market $21.69 $30.86 $23 - $29 Average $37.19 $39.28 $41 - $42 1) Primarily components of wholesale load serving revenue not included in Energy sales line, such as transmission and ancillaries. 2) Hedged MWhs and revenue includes hedge from wholesale load serving. 3) Excludes capacity and other energy revenue. 13 July 25, 2019

Long-term Outlook: Energy Detail (Unaudited, in millions, except price) 2017A 2018A 2019E 2020E 2021E 2022E 2023E MWh Sold – CVA Share: Contracted 2.5 2.1 2.1 2.1 2.1 2.1 2.0 Hedged (1) 2.7 3.1 3.0 1.5 0.5 0.2 - Market 0.8 1.3 1.4 2.9 3.9 4.2 4.5 Total MWh Sold 6.0 6.5 6.5 6.5 6.5 6.5 6.5 Market Sales (MWh) by Geography: PJM East 0.2 0.6 0.6 1.7 2.3 2.5 2.7 NEPOOL 0.2 0.2 0.4 0.6 1.0 1.0 1.1 NYISO 0.1 0.1 0.1 0.1 0.2 0.3 0.3 Other 0.3 0.3 0.3 0.4 0.4 0.4 0.4 Total Market Sales 0.8 1.3 1.4 2.9 3.9 4.2 4.5 Revenue per MWh: (2) Contracted $69.36 $66.59 ~$65 Hedged (1) $34.92 $32.88 ~$34 Market $28.84 $37.12 ~$26 Average Revenue per MWh $48.26 $44.68 ~$42 Capacity Revenue (3) $46 $52 ~$40 ~$40 ~$40 Note: Production estimates for 2020 - 2023 are based on assumed operating performance and contract structures Note: hedged generation as presented above reflects only existing hedges. 1) Hedged MWhs and revenue per MWh includes hedge from wholesale load serving. 2) Excludes capacity and other energy revenue. 3) Capacity revenue is approximate, includes bilateral agreements and only represents full year periods in which auctions have already settled. 14 July 25, 2019

Recycled Metals Update (Unaudited) • Q2 2019 revenue drivers vs. Q2 2018: ($ in millions, except price; tons in thousands) Q2 2019 Q2 2018 2019E ▪ Ferrous: Metals Revenue: ◦ Realized pricing down $4 million (nearly 30%) on lower HMS Ferrous $13 $15 $40 - $50 ◦ Same store volume up $1 million Non-Ferrous 8 10 50 - 60 ▪ Non-ferrous same store revenue down $2 million on stockpiling of materials for incremental Total $21 $25 $90 - $110 separation in second half and lower scrap aluminum prices Tons Recovered: Ferrous 111 107 440 - 450 • Trends and outlook: Non-Ferrous 12 12 50 - 55 ▪ Continued growth in metal recovery Tons Sold: ▪ HMS index at $230 per ton in July, but market fundamentals firming Ferrous 95 81 370 - 380 ▪ Expect higher realized non-ferrous prices from improved separation of higher value metals Non-Ferrous 7 7 35 - 40 Revenue per Ton Sold: Ferrous $132 $182 $110 - $130 Non-Ferrous $1,255 $1,432 $1,350 - $1,450 Average HMS index price (1) $271 $345 $250 - $275 Average Old Cast Aluminum (2) $0.45 $0.64 ~$0.44 1) 2019 and 2018 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market. 2) 2019 and 2018 average Old Cast Aluminum Scrap ($ / pound) calculated using the high price as published by American Metal Market. 15 July 25, 2019

Maintenance and Operating Expenses (Unaudited) • Q2 2019 drivers vs. Q2 2018: (in millions) Q2 2019 Q2 2018 2019E ▪ Planned maintenance schedule and Palm Beach Plant Maintenance Expense: drove increase in maintenance spend EfW $81 $77 $300 - $310 ▪ Higher other plant operating expense related to Palm Beach and Manhattan MTS Other 2 2 Total $83 $79 • Trends and outlook: ▪ 2019 maintenance plan on track - no changes to Maintenance Capex: full-year outlook for expense or capex EfW $31 $25 $105 - $115 ▪ Other plant operating expense to reflect costs Other 3 7 15 related to Palm Beach, Manhattan MTS and wholesale load serving Total $34 $33 $120 - $130 Total EfW Maintenance Spend $112 $103 $405 - $425 Other Plant Operating Expense: EfW $184 $173 Other 87 82 Total $272 $255 Other Operating Expense $16 $19 16 July 25, 2019

Non-GAAP Reconciliation: Adjusted EBITDA

(Unaudited, in millions)	Q2 2019	Q2 2018	Full Year 2018	Full Year 2017	LTM June 30, 2019
Net (Loss) Income	**$(21)**	**$(31)**	**$152**	**$57**	**$(34)**
Depreciation and amortization expense	55	55	218	215	219
Interest expense	36	36	145	147	143
Income tax (benefit) expense	(3)	(22)	(29)	(191)	1
Impairment charges	1	37	86	2	50
Debt service billings (less than) in excess of revenue recognized	—	—	(1)	5	(2)
Severance and reorganization costs	1	2	5	1	5
Stock-based compensation expense	7	5	24	18	25
Capital type expenditures at client owned facilities [1]	7	11	37	55	34
Net loss (gain) on sale of business and other	2	—	(217)	6	(55)
Loss on extinguishment of debt	—	—	15	84	15
Business development and transaction costs, net	1	1	3	5	1
Property insurance recoveries, net	—	—	(18)	(2)	(11)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments [2]	6	7	23	—	24
Other	2	2	14	6	17
Total adjustments	**115**	**134**	**305**	**351**	**466**
Adjusted EBITDA	**$94**	**$103**	**$457**	**$408**	**$432**

1) Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements*.
2) Adjustment beginning in 2018 to the equity in income from unconsolidated investments to adjust for the proportional impact of depreciation & amortization, interest expense, and taxes at the unconsolidated subsidiary (Proportional Adjusted EBITDA).

17 July 25, 2019

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Reconciliation: Adjusted EBITDA and Free Cash

(Unaudited, in millions)	Q2 2019	Q2 2018	Full Year 2018	Full Year 2017	Full Year Estimated 2019 [1]
Adjusted EBITDA	**$94**	**$103**	**$457**	**$408**	**$420 - $445**
Cash paid for interest, net of capitalized interest	(12)	(40)	(136)	(132)	(140)
Cash paid for taxes, net	(3)	(2)	(2)	—	(5)
Capital type expenditures at client owned facilities [2]	(7)	(11)	(37)	(55)	(40)
Equity in net income from unconsolidated investments	(3)	(2)	(6)	(1)	(5) - (10)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments [3]	(6)	(7)	(23)	—	(20) - (25)
Dividends from unconsolidated investments	5	1	13	2	10
Adjustment for working capital and other	(18)	18	(28)	20	10 - 30
Net cash provided by operating activities	**$50**	**$60**	**$238**	**$242**	**$230 - $260**
Changes in restricted funds - operating [4]	5	(1)	4	1	10
Maintenance capital expenditures	(34)	(33)	(142)	(111)	(130 - 120)
Free Cash Flow	**$21**	**$26**	**$100**	**$132**	**$120 - $145**

1) Guidance as of July 25, 2019.
2) Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements*.
3) Adjustment beginning in 2018 to reconcile the equity in income from unconsolidated investments to proportional Adjusted EBITDA.
4) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents, and restricted funds provided by operating activities.

18 July 25, 2019

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities, plus changes in restricted funds - operating, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criteria of liquidity and for performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and six months ended June 30, 2019 and 2018 reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are being conducted through unconsolidated entities that we do not control, we are adjusting for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Our projections of the proportional contribution of our interests in the Joint Venture to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2019 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection. 19 July 25, 2019